Exhibit 10.25

EXECUTION COPY

March 26, 2007

PERSONAL & CONFIDENTIAL

Mr. Ashok Khandkar

Chief Executive Officer

Amedica Corporation

615 Arapeen

Suite 302

Salt Lake City, Utah 84108

Dear Ashok:

This letter will confirm the agreement under which Amedica Corporation (the “Company”) engages Creation Capital LLC (“Creation Capital”) as the exclusive placement agent for the Company.

1. Private Placement Engagement

A. Scope of Engagement. The Company hereby engages Creation Capital as the Company’s exclusive placement agent during the term of this agreement (the “Agreement”) in connection with the proposed private placement of securities of the Company (the “Offering”). Creation Capital hereby accepts such engagement on the terms and conditions set forth herein. It is currently contemplated that the Offering will be structured as a best-efforts private offering of a minimum of $10,000,000 and a maximum of $13,500,000 with a $1,500,000 overallotment of Series D Convertible Preferred Stock of the Company (the “Stock”) at a price of $3.00 per share (the “Offering Price”). The Stock will have the terms substantially as set forth in Appendix I, attached hereto. However, as you know, the final terms of the Offering may be negotiated between the Company and the investors who purchase the Stock in the Offering, and will be set forth in a definitive agreement to be executed by the Company and the investors. This Agreement shall not give rise to any commitment by Creation Capital to purchase any of the Stock, and Creation Capital shall have no authority to bind the Company with respect to the sale of the Stock.

B. Services. Creation Capital will perform the following services in connection with the Offering:

a) review the Company’s current business operations, prospects and projected financial results and such other matters as Creation Capital deems relevant to enable it to render financial advice and assistance to the Company;

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

b) assist the Company and its counsel in the preparation and review of a private placement memorandum and related documents;

c) identify and contact potential investors; and

d) establish an appropriate escrow account to facilitate the closing(s) of sale(s) of the Stock pursuant to the Offering.

C. Term of Engagement. The term of this Agreement shall extend until the earlier of (i) sale of all of the Stock pursuant to the Offering or (ii) 90 days from the date of Creation Capital’s receipt of the final printed Memorandum (as defined below), which period shall be automatically extended until the closing with respect to any subscriptions for investment that have been accepted by the Company prior to such date. The exclusive period may be extended by mutual consent. Upon expiration of this Agreement, any accrued fees and unreimbursed expenses will be immediately due and payable by the Company to Creation Capital. If the Company terminates the Offering prior to the end of the period set forth in the first sentence of this section, does not accept subscriptions from investors that have been properly entered into, or otherwise violates any of its obligations under this Agreement, and subsequently at any time during the one (1) year period following the expiration or termination of the Offering the Company completes a private placement or sells equity or debt securities (other than pursuant to a public offering, to officers and directors of the Company, in connection with the hiring or compensation of employees, consultants or directors, or in connection with a strategic alliance or similar agreement), then Creation Capital shall be entitled to receive, and the Company shall be obligated to pay to Creation Capital, the fees (both the cash and warrant components) set forth in Sections 2(A) and 2(B) below with respect to the securities sold in such offerings or sales.

D. Offering Memorandum. The Offering will be made by means of a private placement memorandum (the “Memorandum”), to be prepared and approved by the Company and its counsel. The Company will also be responsible for updating and supplementing the Memorandum prior to any sale of the Stock pursuant to the Offering to reflect developments and changes affecting the Company. The Memorandum and any amendment or supplement thereto will be in a form reasonably acceptable to Creation Capital and its counsel. The Company agrees that Creation Capital will rely, without independent verification, on the information contained in the Memorandum and shall have no responsibility for any information contained therein. All other documents and materials to be used for circulation to investors (collectively, “Investor Materials”) in connection with the Offering will be provided by the Company to Creation Capital in advance, and no such documents or materials will be provided to investors without Creation Capital’s prior approval. Creation Capital shall not provide to investors any information about the Company other than Investor Materials that both Creation Capital and the Company have approved. Except as provided in the next sentence, the Memorandum and all Investor Materials shall be the sole responsibility of the Company. Subject to the Projections Qualification (defined below), neither the Memorandum nor any of the Investor Materials shall contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company shall not be responsible for any information concerning Creation Capital supplied by Creation Capital in writing to the Company for inclusion therein, which information shall be governed by the same standard but for which Creation Capital shall be responsible.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

E. Compliance with Securities Laws. Each of the Company and Creation Capital agrees to conduct the Offering in a manner intended to qualify for the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available pursuant to Regulation D thereunder. Each of the Company and Creation Capital agrees to limit offers to sell, and solicitations of offers to buy, the Stock in connection with the Offering to persons reasonably believed by it to be “accredited investors” within the meaning of Rule 501(a) under the Securities Act. Each of the Company and Creation Capital agrees that it will not engage in any form of general solicitation or general advertising in connection with the Offering within the meaning of Rule 502(c) under the Securities Act. Each of the Company and Creation Capital agrees to conduct the Offering in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state “blue sky” laws and applicable securities laws of other jurisdictions in which the Company and Creation Capital agree that offers and sales will be made. None of the Company, Creation Capital nor any person acting on their respective behalf has, prior to the date hereof, taken any action which, if taken after the date hereof, would constitute a violation of the preceding four sentences. The Company shall be responsible for compliance with the filing requirements of the securities laws of states and other jurisdictions and in that respect shall provide to Creation Capital a “blue sky” memorandum and shall make all filings and take all other actions as are required in connection with compliance with such laws. The Company will not, for a period of six (6) months following the final closing date under the Offering, offer for sale or sell securities in a transaction the primary purpose of which is to raise capital for the Company unless, in the opinion of the Company’s legal counsel, concurred with by Creation Capital’s legal counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and the qualification requirements under applicable federal securities laws, state “blue sky” laws or the securities laws of any other jurisdiction with respect to the Offering.

2. Fees and Expenses

A. Placement Agent Fee. From time to time, upon the closing of the sale of the Stock, the Company agrees to pay Creation Capital a placement agent fee equal to six percent (6%) of the gross proceeds of all sales of Stock pursuant to the Offering. Fees payable pursuant to this section shall be due whether or not the investors were introduced to or contacted on behalf of the Company by Creation Capital; provided, however, the foregoing fees shall not apply to any investment by (i) any officer of the Company or member of the Company’s Board of Directors, or (ii) any entity listed on Exhibit B hereto (all such investors described in clauses (i) and (ii) being hereinafter referred to as “Company-Related Investors”). Such fees shall be payable in cash; and provided, further, that Creation Capital shall, in its sole discretion, have the right to elect to receive any or all of the placement agent fees in shares of Stock, the value of which shares will be calculated on the basis of the Offering Price. Creation Capital shall be entitled, but shall not be obligated, to purchase Stock sold in the Offering on the same terms and conditions as the other purchasers in the Offering.

B. Warrants. From time to time, upon the closing of the sale of Stock, Creation Capital shall receive (in addition to the fee set forth in Section 2.A. above) warrants to

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

purchase a number of shares of Stock equal to six percent (6%) of the total value of the shares of Stock sold in the Offering; provided, however, the foregoing warrant coverage shall not apply to any investment by any Company-Related Investors. The warrants (a) will be exercisable for a period of seven-years from the date of the final closing of the sale of Stock pursuant to the Offering, (b) will have an exercise price equal to 110% of the price per share of Stock in the Offering and (c) will be exercisable on the earlier of (i) one (1) year from the date of final sale of shares of Stock pursuant to the Offering, (ii) the consummation of a registered public offering or (iii) the consummation of a merger of the Company with or into another entity, acquisition of the outstanding capital stock of the Company, sale of the Company’s assets, or recapitalization as a result of which the Company’s stockholders immediately prior to such transaction hold less than 50% of the voting power of the surviving corporation immediately after such transaction, or more than 50% of the assets of the Company are transferred or sold. The warrants shall be issued pursuant to a definitive warrant agreement containing customary provisions including registration rights, anti-dilution provisions which comply with NASD or other applicable exchange or regulatory requirements, and a cashless exercise provision.

C. Expenses. The Company agrees to pay Creation Capital (i) upon each closing of the sale of Stock one percent (1%) of the amount of gross proceeds from the sale of Stock pursuant to the Offering for non-accountable expenses, up to a maximum of $100,000, plus (ii) reasonable fees and expenses of legal counsel up to $15,000 of which shall be payable to Creation Capital’s counsel as a retainer upon execution of this Agreement. The Company agrees to pay up front all reasonable expenses incurred as a result of marketing purposes, including the printing of the Memorandum and the Investor Materials, renting of facilities for any presentations, and travel expenses, it being agreed that any such expenses incurred by Creation Capital in conducting the Offering shall be creditable against the $100,000 above unless such expenses relate to the Company’s travel and participation in the Offering, which expenses shall be entirely borne by the Company.

D. Related Transactions. (a) To the extent that any purchaser (or its affiliate) in the Offering (other than any current stockholder of the Company, except, for purposes of this clause only, any investor in Series A Convertible Preferred Stock, Series B Convertible Preferred Stock of the Company), or Series C Convertible Preferred Stock purchases any other equity or debt securities of the Company from the Company in a private sale during the twelve (12) month period following the closing of such purchaser’s last purchase of Stock in the Offering, Creation Capital shall be entitled to receive with respect to such subsequent sale the fees (both the cash and warrant components) as set forth in Sections 2.A. and 2.B. hereof. Notwithstanding the foregoing, Creation Capital shall not be entitled to receive any fees pursuant to this Section 2.D. with respect to sales of securities by the Company to any Company-Related Investor, except in the event of a Change of Control (as defined below).

3. Due Diligence

A. Due Diligence and Company Material. The Company shall make members of management, employees and advisors reasonably available to Creation Capital for purposes of satisfying Creation Capital’s due diligence requirements and consummating the Offering, and shall commit such time and other resources as are reasonably necessary or appropriate to secure timely success of the Offering. The Company shall cooperate with

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

Creation Capital in connection with, and shall make available to Creation Capital, data, material and other information as Creation Capital shall reasonably request to satisfy its due diligence requirements. Creation Capital will be entitled to rely on and use such data, material and other information that is publicly available without independent verification thereof. From and after the date of this Agreement during the term hereof, the Company shall provide to Creation Capital, if prepared regularly by the Company, monthly balance sheets, income statements, statements of cash flows and other financial information as soon as available following the closing of each month and shall otherwise inform Creation Capital of any material events or developments or potential material events affecting the Company at any point during the term of the engagement. None of the documents or other information prepared by the Company provided to Creation Capital, including those in the Memorandum and the Investor Documents, shall contain an untrue statement of a material fact or omit to state a material fact necessary to make any such statements, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, with respect to the projections provided by the Company for inclusion in the offering documents, the Company represents only that they have been prepared based upon assumptions which the Company believes to be reasonable based on facts now known to it (this exception from the foregoing being referred to as the “Projections Qualification”). Following any closing pursuant to the Offering, the Company shall, for a period of three years, provide to Creation Capital all information made available either to purchasers in the Offering or to the Company’s stockholders generally.

B. Confidentiality. Creation Capital will keep confidential and not disclose to any third party any confidential information of the Company made available to Creation Capital pursuant to Section 3(A) hereof by the Company, and will use the confidential information only in connection with the engagement hereunder; provided, however, such confidential information shall not include any information already available to or in the possession of Creation Capital prior to the date of its disclosure to Creation Capital by the Company, any information in the Memorandum or the Investor Materials which is generally available to the public, or any information which becomes available to Creation Capital on a non-confidential basis from a third party that is not bound by a confidentiality obligation to the Company, and provided, further, that such confidential information may be disclosed (i) to Creation Capital’s partners, employees, agents, advisors and representatives in connection with its engagement hereunder, who shall be informed of the confidential nature of the information and that such information is subject to a confidentiality agreement; (ii) to any person with the consent of the Company, including to any prospective investors; (iii) if Creation Capital is required to disclose such information pursuant to law, judicial or administrative process or regulatory demand or request; or (iv) if such disclosure is deemed necessary by Creation Capital in litigation or any other proceeding in which it or any of its current or former directors, officers, employees, agents, representatives, affiliates or any person who controls Creation Capital is, or is threatened to be made, a party; provided, however, that, in connection with any disclosure pursuant to clauses (iii) or (iv) of this Section 3.B., Creation Capital shall provide prior notice to the Company and shall use commercially reasonable efforts to limit the disclosure to the minimum amount necessary under the circumstances, including obtaining judicial protective orders regarding the Company’s confidential information. This subparagraph supersedes any prior agreement between the Company and Creation Capital with respect to confidentiality.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

C. Legal Opinion. The Company will, at each closing pursuant to the Offering, furnish Creation Capital with an opinion of its counsel relating to the Company and the Offering in form and substance reasonably satisfactory to Creation Capital and its counsel. In addition, at each closing pursuant to the Offering, the Company will provide Creation Capital with the same certificates of the officers of the Company and other documents and certificates as are furnished to the purchasers in the Offering and such other certification and documents as Creation Capital or its counsel may reasonably request, in form and substance reasonably satisfactory to Creation Capital and its counsel.

4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Creation Capital that (a) the Company and its subsidiaries have been duly organized and are validly existing as corporations under their jurisdictions of incorporation; (b) this Agreement constitutes a valid and binding obligation of the Company, except as the indemnification and contribution obligations hereof may be limited by principles of equity or by public policy; and (c) subject to the Projections Qualification, the Memorandum as amended and supplemented does not contain and will not at any time prior to the closing date contain, and on the closing date no information supplied by the Company to any prospective investor (directly or through Creation Capital) will contain, an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5. Representations of Creation Capital. Creation Capital represents and warrants to, and agrees with, the Company that (a) Creation Capital is a member in good standing of the National Association of Security Dealers and registered as a broker/dealer under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”); (b) Creation Capital has the requisite power to enter and perform the Agreement; (c) the Agreement has been duly authorized by Creation Capital and, upon execution by the Company, will become binding on Creation Capital; (d) all information supplied by Creation Capital in writing is correct in all material aspects; and (e) Creation Capital will not give investors or potential investors any information that is not described in Section 3 (A).

6. Indemnification. Creation Capital and the Company hereby agree to the indemnification and contribution provisions set forth in Exhibit A hereto, which is incorporated herein by reference and is part of the Agreement. The indemnification provisions of Exhibit A shall survive any termination of this Agreement. Capitalized terms not otherwise defined therein shall have the meanings set forth in the Agreement.

7. Miscellaneous

A. Notices. All notices or communications hereunder will be in writing and will be mailed or delivered as follows: if to the Company, at the name and address set forth on this first page of this Agreement, facsimile number (801) 583-8635; with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, Attention: Jonathan L. Kravetz, Esq., facsimile number (617) 542-2241; and if to Creation Capital, at 100 Congress Avenue, Suite 2000, Austin, Texas 78701, Attention: Gregg R. Honigblum, facsimile number: (512) 473-4903; with a copy to Winston & Strawn LLP, 200 Park Avenue, New York, NY 10166, Attention: Nikolai Krylov, Esq., facsimile number (212) 294-4700.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

B. No Third Party Rights. The Company acknowledges and agrees that Creation Capital has been retained to act solely as agent to the Company, and not as an agent of any other person, and the Company’s engagement of Creation Capital is not intended to confer rights upon any person not a party hereto (including shareholders, employees or creditors of the Company) as against Creation Capital or its affiliates, or their respective directors, officers, employees or agents, successors or assigns. Creation Capital shall act as an independent contractor under this Agreement, and any duties arising out of its engagement shall be owed solely to the Company.

C. Confidentiality. Except to the extent legally required (after consultation with Creation Capital and its counsel), none of (i) the name of Creation Capital, (ii) any advice rendered by Creation Capital to the Company or (iii) any communication from Creation Capital in connection with the services performed by Creation Capital pursuant to this Agreement will be quoted or referred to orally or in writing or, in the case of (ii) or (iii), reproduced or disseminated by the Company or any of its affiliates or any of their agents, without Creation Capital’s prior written consent.

D. Survival; Governing Law; Entire Agreement. The representations, warranties and covenants of the Company set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of Creation Capital, any investor or any other entity or persons and will survive delivery of the Stock. The provisions of this Section 7 and Sections 1.C., 2, 3.A., 3.B., 4 and 5 hereof shall survive any termination of this Agreement and the offering, sale and delivery of the Stock for a period of three (3) years following the earlier of the final delivery of the Stock or the termination of this Agreement, as applicable. This Agreement, and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by and construed in accordance with the internal laws of the State of New York, regardless of the conflict of law principles. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court of the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company and Creation Capital consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim is brought by any third party against Creation Capital or any indemnified party arising out of the Offering. Each of Creation Capital and the Company waives all right to trial by jury in any Claim brought by the other (whether based upon contract, tort or otherwise). The Company agrees that a final judgment in any such Claim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment. This Agreement contains the entire agreement between the Company and Creation Capital concerning the Offering, unless subsequently amended in a writing signed by both parties, and supersedes any prior understanding or agreement whether written or oral. Any amendment hereto or waiver of any right or obligation hereunder must be in writing signed by the party to be charged. Neither party may assign any of its obligations and responsibilities hereunder without the written consent of the other party. This Agreement shall be binding upon the Company and Creation Capital and their respective successors and permitted assigns and any successor or assign of any substantial portion of the Company’s and Creation Capital’s respective businesses and/or assets.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXECUTION COPY

This Agreement is effective as of the date first set forth above. Please confirm that the foregoing correctly sets forth our understanding, by signing and returning to us the enclosed duplicate of this Agreement.

Sincerely,

CREATION CAPITAL LLC

By:	/s/ Gregg R. Honigblum
Name:	Gregg R. Hunigblum
Title:	Chief Executive Officer

Accepted and agreed as of the date first written above:

AMEDICA CORPORATION

By:	/s/ Ashok Khandkar
Ashok Khandkar
Chief Executive Officer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A

Indemnification and Contribution

Indemnification by the Company.

The Company agrees to indemnify and hold harmless Creation Capital, its affiliates, and each of their respective affiliates, directors, officers, agents, advisors, consultants, employees and controlling persons (as defined in Section 15 of the Securities Act of 1933 and Section 20 (a) of the Exchange Act) (Creation Capital and each such other person or entity are hereinafter referred to as “Creation Capital Indemnified Person”), from and against any losses, claims, damages, reasonable expenses and liabilities or actions in respect thereof (collectively, “Losses”) as they may be incurred, including all legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened litigation in which any Creation Capital Indemnified Person is a named party, to which any of them may become subject (including in any settlement effected with the Company’s consent, which shall not be unreasonably withheld) and which are related to or arise out of any act or omission of the Company contemplated by or related to the Agreement. The Company will not, however, be responsible under the foregoing provisions with respect to any Losses to the extent that a court of competent jurisdiction shall have determined by a final, non-appealable judgment that such Losses resulted from a Creation Capital Indemnified Person’s gross negligence or bad faith.

If the indemnity referred to in this Exhibit A should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Creation Capital Indemnified Person harmless for all Losses incurred by it, the Company shall pay to or on behalf of each Creation Capital Indemnified Person contributions for Losses so that each Creation Capital Indemnified Person ultimately bears only such portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Creation Capital Indemnified Person, respectively, on the one hand and the Company on the other hand in connection with the transactions contemplated by the Agreement or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Creation Capital Indemnified Person, respectively, and the Company as well as any other relevant equitable considerations; provided, however, that in no event shall the aggregate contribution of all Creation Capital Indemnified Persons to all Losses exceed the amount of the fees actually received by Creation Capital pursuant to the Agreement. The respective relative benefits received by Creation Capital and the Company in connection with any Offering shall be deemed to be in the same proportion as the aggregate fee paid to Creation Capital in connection with the Offering bears to the gross proceeds of the Offering. The relative fault of each Creation Capital Indemnified Person and the Company shall be determined by reference to, among, other things, whether the actions or omissions to act were by such Creation Capital Indemnified Person or the Company, and the parties’ relative intent, knowledge, access to information and opportunity to correct or present such action or omission to act. The Company and Creation Capital agree that it would not be just and equitable if contributions were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

The Company also agrees that no Creation Capital Indemnified Person shall have any liability to the Company or its affiliates, directors, officers, employees, agents, advisors or shareholders, directly or indirectly, related to or arising out of the Agreement, except Losses incurred by the Company that a court of competent jurisdiction shall have determined by a final, non-appealable judgment to have resulted from such Creation Capital Indemnified Person’s gross negligence or bad faith. In no event, regardless of the legal theory advanced, shall any Creation Capital Indemnified Person be liable for any consequential, indirect, incidental, punitive or special damages of any nature.

Promptly after receipt by any Creation Capital Indemnified Person of notice of any pending or threatened litigation, such Creation Capital Indemnified Person will promptly notify the Company in writing of such matter; provided, however, that the failure to provide such prompt notice to the Company shall not relieve the Company of any liability which it may have to such Creation Capital Indemnified Person unless such failure to provide such prompt notice to the Company has materially prejudiced the defense of the litigation. In the event any such action is brought against any Creation Capital Indemnified Person, the Company shall be entitled to participate therein and to assume the defense thereof, with counsel reasonably satisfactory to the Creation Capital Indemnified Person, unless, however, the Creation Capital Indemnified Person reasonably determines that defenses may be available to the Creation Capital Indemnified Person that are not available to the Company and/or may not be consistent with the best interest of the Company. In such event, the Creation Capital Indemnified Person shall have the right to assume its own defense, with counsel reasonably satisfactory to the Company, and shall so signify by promptly notifying the Company in writing of its decision. Such decision shall not relieve the Company of any liability which it may have to the Creation Capital Indemnified Person, including the reimbursement of reasonable legal fees or other expenses incurred in connection with the Creation Capital Indemnified Person’s defense. The Company shall not, without the prior written consent of the Creation Capital Indemnified Person, effect any settlement of, consent to the entry of any judgment in, or otherwise seek to terminate any pending or threatened proceeding arising out of or relating to the engagement, unless such settlement includes an express, unconditional release of such Creation Capital Indemnified Person from all liabilities asserted, or potential claims, against the Creation Capital Indemnified Person. The Company shall not be liable for any settlement Creation Capital enters into without the Company’s consent, which consent shall not be unreasonably withheld.

Indemnification by Creation Capital.

In consideration of the Agreement, Creation Capital agrees to indemnify and hold harmless the Company, its affiliates, and each of their respective affiliates, directors, officers, agents, advisors, consultants, employees and controlling persons (the Company and each such other person or entity are hereinafter referred to as a “Company Indemnified Person”), from and against any Losses as they may be incurred, including all legal fees and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any Losses, whether or not in connection with any pending or threatened litigation in which any Company Indemnified Person is a named party, to which any of them may become subject (including in any settlement effected with the Creation Capital’s consent, which shall not be unreasonably withheld) with respect to the information provided in writing by Creation Capital to the Company specifically for inclusion in the Memorandum, and which information the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

Company included in the Memorandum. Creation Capital will not, however, be responsible under the foregoing provisions with respect to any Losses to the extent that a court of competent jurisdiction shall have determined by a final, non-appealable judgment that such Losses resulted from a Company Indemnified Person’s gross negligence or bad faith.

If the indemnity referred to in this Exhibit A should be, for any reason whatsoever, unenforceable, unavailable or otherwise insufficient to hold each Company Indemnified Person harmless for all Losses incurred by it, Creation Capital shall pay to or on behalf of each Company Indemnified Person contributions for Losses so that each Company Indemnified Person ultimately bears only such portion of such Losses as is appropriate (i) to reflect the relative benefits received by each such Company Indemnified Person, respectively, on the one hand and Creation Capital on the other hand in connection with the transactions contemplated by the Agreement or (ii) if the allocation on that basis is not permitted by applicable law, to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each such Company Indemnified Person, respectively, and Creation Capital as well as any other relevant equitable considerations. The respective relative benefits received by Creation Capital and the Company in connection with any Offering shall be deemed to be in the same proportion as the aggregate fee paid to Creation Capital in connection with the Offering bears to the gross proceeds of the Offering. The relative fault of each Company Indemnified Person and Creation Capital shall be determined by reference to, among, other things, whether the actions or omissions to act were by such Company Indemnified Person or Creation Capital, and the parties’ relative intent, knowledge, access to information and opportunity to correct or present such action or omission to act. The Company and Creation Capital agree that it would not be just and equitable if contributions were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above.

Promptly after receipt by any Company Indemnified Person of notice of any pending or threatened litigation, such Company Indemnified Person will promptly notify Creation Capital in writing of such matter; provided, however, that the failure to provide such prompt notice to Creation Capital shall not relieve Creation Capital of any liability which it may have to the Company Indemnified Person unless such failure to provide such prompt notice to Creation Capital has materially prejudiced the defense of the litigation. In the event any such action is brought against any Company Indemnified Person, Creation Capital shall be entitled to participate therein and to assume the defense thereof, with counsel reasonably satisfactory to the Company Indemnified Person, unless, however, the Company Indemnified Person reasonably determines that defenses may be available to the Company Indemnified Person that are not available to Creation Capital and/or may not be consistent with the best interest of Creation Capital. In such event, the Company Indemnified Person shall have the right to assume its own defense, with counsel reasonably satisfactory to Creation Capital, and shall so signify by promptly notifying Creation Capital in writing of its decision. Such decision shall not relieve Creation Capital of any liability which it may have to the Company Indemnified Person, including the reimbursement of reasonable legal fees or other expenses incurred in connection with the Company Indemnified Person’s defense. Creation Capital shall not, without the prior written consent of the Company Indemnified Person, effect any settlement of, consent to the entry of any judgment in, or otherwise seek to terminate any pending or threatened proceeding arising out of or relating to the engagement, unless such settlement includes an express,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

unconditional release of such Company Indemnified Person from all liabilities asserted, or potential claims, against the Company Indemnified Person. Creation Capital shall not be liable for any settlement the Company Indemnified Person enters into without Creation Capital’s consent, which consent shall not be unreasonably withheld.

General

The obligations of the Company and Creation Capital referred to above shall be in addition to any rights that any Creation Capital Indemnified Person or Company Indemnified Person may otherwise have at common law or otherwise, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of any Creation Capital Indemnified Person, Company Indemnified Person, Creation Capital and the Company.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT B

Potential Investors with Which the Company Has Had Prior Contacts

1] [********]

2] [********]

3] [********]

4] [********]

5] [********] and

6] [********]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act of 1933, as amended.